Exhibit 99.1

News Release AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:	Michael N. Kilpatric
610-727-7118
mkilpatric@amerisourcebergen.com

AMERISOURCEBERGEN BOARD OF DIRECTORS AUTHORIZES

$500 MILLION SHARE REPURCHASE

Company Expects to Return to its Long-Term Diluted Earnings Per Share Growth Goal

Of 15 Percent or Higher In the Fourth Quarter of Fiscal 2005

VALLEY FORGE, Pa. August 13, 2004 – AmerisourceBergen Corporation (NYSE: ABC), a leading pharmaceutical services company, today announced that its Board of Directors has authorized the Company to repurchase up to $500 million of its outstanding shares of common stock subject to market conditions. In early August, the Company’s senior credit facility was amended to allow this common stock repurchase program. As of July 31, 2004, the Company had approximately 112 million common shares outstanding.

The Company will repurchase the shares from time to time for cash in open market transactions in accordance with applicable federal securities laws. The Company will hold any repurchased shares as treasury shares, which will be available for general corporate purposes.

“Repurchasing our shares makes sense given AmerisourceBergen’s strong cash flow and the positive impact on diluted earnings per share growth in fiscal 2005,” said R. David Yost, AmerisourceBergen’s Chief Executive Officer. “Recognizing that we are only part way through our planning cycle and will provide formal fiscal 2005 earnings guidance when we release our fiscal 2004 results in early November 2004, our preliminary view is that operating revenue and net income, excluding special items, for fiscal 2005 will be roughly flat in comparison to fiscal 2004, but our share repurchase program will provide for diluted earnings per share growth, excluding special items, in fiscal 2005. Our current view reflects the impact of the Veterans Administration and AdvancePCS account losses and the potential impact on our physician customers from the newly proposed Medicare drug reimbursement regulations.”

Yost added, “With the pharmaceutical industry expected to grow in the low double digits in 2005, we continue to expect to return to our long-term goal of diluted earnings per share growth of 15 percent or higher in the fourth quarter of fiscal 2005, following the anniversary of the above account losses.”

About AmerisourceBergen

AmerisourceBergen (NYSE:ABC) is one of the largest pharmaceutical services companies in the United States. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation, bedside medication safety systems, and pharmaceutical packaging to pharmacy services for skilled nursing and assisted living facilities, reimbursement and pharmaceutical consulting services, and physician education. With more than $47 billion in annualized operating revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs more than 14,000 people. AmerisourceBergen is ranked #22 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

FORWARD-LOOKING STATEMENTS

This news release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Forward-looking statements may include statements addressing AmerisourceBergen’s future financial and operating results.

The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: competitive pressures; the loss of one or more key customer relationships; customer insolvencies; changes in customer mix; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; regulatory changes; changes in U.S. government policies (including changes in government policies pertaining to drug reimbursement); changes in market interest rates; and other economic, business, competitive, regulatory and/or operational factors affecting the business of AmerisourceBergen generally.

More detailed information about these factors is set forth in AmerisourceBergen’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for fiscal 2003.

AmerisourceBergen is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward looking statements whether as a result of new information, future events or otherwise.

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